Exhibit 99.1

2006 base salaries and target bonuses for the Company’s named executive officers.

Named Executive Officer	2006 Base Salary	2006 Bonus Target (units)[1]
Robert S, Mills, President & Chief Executive Officer	$340,000[2]	170,000 (50% of base salary pursuant to employment agreement)
Michael McGrane, Senior Vice President, General Counsel, and Secretary	$279,500[2]	111,800 (40% of base salary pursuant to employment agreement)
David L. Weinberg, Vice President Finance, Chief Financial Officer, and Treasurer	$212,000[3]	63,600 (30% of base salary pursuant to Columbia Laboratories, Inc. Incentive Plan)
1Awards may be made in cash, stock options, or a combination thereof.
2 Effective January 5, 2006
3 Effective March 1, 2006